Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 21, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Donaldson Company, Inc., which is incorporated by reference in Donaldson Company, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2002. We also consent to the incorporation by reference of our report dated August 21, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 23, 2003 relating to the financial statements, which appears in the Annual Report of the Donaldson Company, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 29, 2003